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Exhibit 4.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-8 of our report dated February 27, 2004, relating to the consolidated balance sheets of Hydrogenics Corporation as at December 31, 2003 and 2002 and the consolidated statements of operations and deficit and cash flows for each of the years in the three-year period ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

January 11, 2005
Toronto, Ontario

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  Exhibit 4.1
CONSENT OF INDEPENDENT ACCOUNTANTS